                                                                       EX-10.38

                            THIRD AMENDMENT TO LEASE

         THIS THIRD AMENDMENT TO LEASE ("AMENDMENT") is made and entered into as of OCTOBER 13, 2000, by and between W9/PC LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD") and IDEC PHARMACEUTICALS CORPORATION, a Delaware corporation ("TENANT").

                                R E C I T A L S:

         A. WHEREAS, Professors Fund I, L.P., an Arizona limited partnership, Managing Agent for All Spectrum Services, Inc., a California corporation ("ORIGINAL LANDLORD"), and IDEC Pharmaceuticals Corporation, a California corporation ("ORIGINAL TENANT") entered into that certain Agreement dated as of August 13, 1996 (the "ORIGINAL LEASE"), whereby Original Landlord leased to Tenant and Tenant leased from Original Landlord the entire building located at 3030 Callan Road, San Diego, California. The Original Lease was subsequently amended by that certain First Amendment to Lease dated as of October 1, 1999 ("FIRST AMENDMENT") and by that certain Second Amendment to Lease dated as of June 16, 2000 ("SECOND AMENDMENT"). Landlord is the successor-in-interest to Original Landlord and Tenant is the successor-in-interest to Original Tenant. The Original Lease, as amended by the First Amendment and the Second Amendment may be collectively referred to herein as the "LEASE."

         B. WHEREAS, by this Amendment, Landlord and Tenant desire to provide for Tenant's restriping of the parking area, and otherwise modify the Lease as set forth herein; and

         C. WHEREAS, unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               A G R E E M E N T:

         1. Premises. Pursuant to the Lease, Tenant currently leases from Landlord the entire building located at 3030 Callan Road, San Diego and the entire building located at 3020 Callan Road, San Diego, and Tenant has also been granted the right to use the common areas surrounding the referenced buildings (collectively, the "PROJECT"). The Project contains a parking area that is used exclusively by Tenant.

         2. Restriping Parking Area. Tenant has requested Landlord's consent to the restriping of the parking area at the Project. Landlord has consented to such restriping based upon the terms and conditions outlined in this Amendment. All costs associated with such work shall be paid for by Tenant, at Tenant's sole cost and expense, and Landlord shall have no liability therefor. Tenant shall use a licensed and reputable contractor reasonably approved by Landlord for the performance of such restriping work and shall ensure that such work is performed in a good and workmanlike manner. Landlord shall have the right to review and approve (provided such approval shall not be unreasonably withheld or delayed) any plans or specifications for the restriping work.

         3. Compliance with Law. Tenant will perform all work in connection with the restriping of the parking area in accordance, and following completion of such work the parking area shall comply as it relates to the restriping, with all applicable laws, ordinances and codes, including, but not limited to, the Americans With Disabilities Act, zoning requirements and any applicable minimum parking ratio requirements.

         4. Restoration Upon Termination. In the event Tenant ceases to lease the entire Project, or upon the expiration or earlier termination of the Lease, Landlord may, upon giving Tenant notice on or before the later of (i) the expiration or earlier termination of the Lease, or (ii) the effective date of Tenant's downsizing, as applicable, require that Tenant restore the striping in the parking area to the condition in which it existed prior to Tenant's work pursuant to this Amendment. Such restoration shall be performed by Tenant at Tenant's sole cost and expense using a licensed, and reputable contractor reasonably approved by Landlord, and shall be completed within thirty (30) days after the expiration or earlier termination of this Lease, or the effective date of Tenant's downsizing, as applicable.

         5. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall continue to apply and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this Amendment.

         IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"LANDLORD"                              W9/PC LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: W9/PC, Inc., a Delaware corporation,
                                            general partner

                                            By: /s/ Ronald Lack
                                                --------------------------------
                                                Name: Ronald Lack
                                                Title: Vice President

"TENANT"                                IDEC PHARMACEUTICALS CORPORATION,
                                        a Delaware corporation

                                        By: /s/ Phillip Schnieder
                                            ------------------------------------
                                            Name: Phillip Schnieder
                                            Title: VP & CFO

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